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EXHIBIT 10.29



                               SECURITY AGREEMENT


This Security Agreement is executed at Irvine, California on June 14, 2002, by Sparta, Inc., a Delaware corporation (herein called "Debtor").

As security for the payment and performance of all of Debtor's obligations to UNION BANK OF CALIFORNIA, N.A., (herein called "Bank"), irrespective of the manner in which or the time at which such obligations arose or shall arise, and whether direct or indirect, alone or with others, absolute or contingent, Debtor does hereby grant a continuing security interest in, and assign and transfer to Bank, the personal property, whether now or hereafter owned or in existence and all proceeds thereof (herein called "Collateral"), which may be delivered or in the possession or control of Bank or its agents, described as:

All present and hereafter acquired personal property including but not limited to all accounts, chattel paper, instruments, contract rights, general intangibles, goods, equipment, inventory, documents, certificates of title, deposit accounts, returned or repossessed goods, fixtures, commercial tort claims, insurance claims, rights and policies, letter of credit rights, investment property, supporting obligations, and the proceeds, products, parts, accessories, attachments, accessions, replacements, substitutions, additions, and improvements of or to each of the foregoing.

Entities executing this Security Agreement as Debtor agree not to change their state of organization, principal place of business (if a general partnership or other nonregistered entity) or name, as identified below, without Bank's prior written consent:

LEGAL NAME OF DEBTOR                     STATE OF ORGANIZATION / PRINCIPAL PLACE
                                         OF BUSINESS

Sparta, Inc.                             State of Delaware


                                    AGREEMENT

1. The term "credit" or "indebtedness" is used throughout this Agreement in its broadest and most comprehensive sense. Credit may be granted at the request of any one Debtor without further authorization by or notice to any other Debtor. Collateral shall be security for all nonconsumer indebtedness of Debtor to Bank in accordance with the terms and conditions herein.

2. Debtor will: (a) pay when due all indebtedness to Bank; (b) execute such Financing Statement(s) and other documents and do such other acts and things as Bank may from time to time require to establish and maintain a valid perfected security interest in Collateral, including payment of all costs and fees in connection with any of the foregoing when deemed necessary by Bank; (c) furnish Bank such information concerning Debtor and Collateral as Bank may from time to time request, including but not limited to current financial statements; (d) keep Collateral separate and identifiable and at the locations described herein and permit Bank and its representatives to inspect Collateral and/or records pertaining thereto from time to time during normal business hours; (e) not sell, assign or create or permit to exist any lien on or security interest in Collateral in favor of anyone other than Bank unless Bank consents thereto in writing and at Debtor's expense upon Bank's request remove any unauthorized lien or security interest and defend any claim affecting the Collateral; (f) pay all charges against Collateral prior to delinquency including but not limited to taxes, assessments, encumbrances, insurance and diverse claims, and upon Debtor's failure to do so Bank may pay any such charge as it deems necessary and add the amount paid to the indebtedness of Debtor hereunder; (g) protect, defend and maintain the Collateral and the perfected security interest of Bank and initiate, commence and maintain any action or proceeding to protect the

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Collateral; (h) reimburse Bank for any expenses, including but not limited to reasonable attorneys' fees and expenses (including the allocated costs of Bank's in-house counsel and legal staff) incurred by Bank in seeking to protect, collect or enforce any rights in Collateral; (i) when required, provide insurance in form and amounts and with companies acceptable to Bank and when required, assign the policies or the rights thereunder to Bank; (j) maintain Collateral in good condition and not use Collateral for any unlawful purpose;
(k) perform all of the obligations of the Debtor under the Collateral and save Bank harmless from the consequence of any failure to do so; and (l) at its own expense, upon request of Bank, notify any parties obligated to Debtor on any Collateral to make payment to Bank and Debtor hereby irrevocably grants Bank power of attorney to make said notifications and collections. Debtor hereby appoints Bank the true and lawful attorney of Debtor and authorizes Bank to perform any and all acts which Bank in good faith deems necessary for the protection and preservation of Collateral or its value or Bank's perfected security interest therein, including transferring any Collateral into its own name and receiving the income thereon as additional security hereunder. Bank does not assume any of the obligations arising under the Collateral.

3. Debtor warrants that: (a) it is and will be the lawful owner of all Collateral free of all claims, liens, encumbrances and setoffs whatsoever, other than the security interest granted pursuant hereto; (b) it has the capacity to grant a security interest in Collateral to Bank; (c) all information furnished by Debtor to Bank heretofore or hereafter, whether oral or written, is and will be correct and true as of the date given; and (d) if Debtor is an entity, the execution, delivery and performance hereof are within its powers and have been duly authorized.

4. The term default shall mean the occurrence of any of the following events:
(a) failure of Debtor to make any payment of any indebtedness to Bank when due;
(b) deterioration or impairment of the value of any of the Collateral; (c) any breach, misrepresentation or other default by Debtor under this Agreement or any other agreements between Bank and Debtor; (d) a change in ownership or control of ten percent or more of the equity interest of Debtor; or (e) the deterioration of financial condition of Debtor which results in Bank deeming itself, in good faith, insecure.

5. Whenever a default exists, Bank, at its option, may: (a) without notice accelerate the maturity of any part or all of the indebtedness and terminate any agreement for the granting of further credit to Debtor; (b) sell, lease or otherwise dispose of Collateral at public or private sale; unless Collateral is perishable and threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Debtor at least five (5) days prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition may be made;
(c) transfer any Collateral into its own name or that of its nominee; (d) retain Collateral in satisfaction of obligations secured hereby, with notice of such retention sent to Debtor as required by law; (e) notify any parties obligated on any Collateral consisting of accounts, instruments, chattel paper, choses in action or the like to make payment to Bank and enforce collection of any Collateral; (f) file any action or proceeding which Bank may deem necessary or appropriate to protect and preserve the right, title and interest of the Bank in the Collateral; (g) require Debtor to assemble and deliver any Collateral to Bank at a reasonably convenient place designated by Bank; (h) apply all sums received or collected from or on account of Collateral, including the proceeds of any sale thereof, to the payment of the costs and expenses incurred in preserving and enforcing rights of Bank, including reasonable attorneys' fees (including the allocated costs of Bank's in-house counsel and legal staff), and indebtedness secured hereby in such order and manner as Bank in its sole discretion determines; Bank shall account to Debtor for any surplus remaining thereafter, and shall pay such surplus to the party entitled thereto, including any second secured party who has made a proper demand upon Bank and has furnished proof to Bank as requested in the manner provided by law; in like manner, Debtor agrees to pay to Bank without demand any deficiency after any Collateral has been disposed of and proceeds applied as aforesaid; and (i) exercise its banker's lien or right of setoff in the same manner as though the credit were unsecured. Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of California and in any jurisdiction where enforcement is sought, whether in said state or elsewhere. All rights, powers and remedies of Bank hereunder shall be cumulative and not alternative. No delay on the part of Bank in the exercise of any

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right or remedy shall constitute a waiver thereof and no exercise by Bank of any right or remedy shall preclude the exercise of any other right or remedy or further exercise of the same remedy.

6. Debtor waives: (a) all right to require Bank to proceed against any other person including any other Debtor hereunder or to apply any Collateral Bank may hold at any time or to pursue any other remedy; Collateral, endorsers or guarantors may be released, substituted or added without affecting the liability of Debtor hereunder; (b) the defense of the Statute of Limitations in any action upon any obligations of Debtor secured hereby; (c) any right of subrogation and any right to participate in Collateral until all obligations secured hereby have been paid in full.

7. The right of Bank to have recourse against Collateral shall not be affected in any way by the fact that the credit is secured by a mortgage, deed of trust or other lien upon real property.

8. The security interest granted herein is irrevocable and shall remain in full force and effect until there is payment in full of the indebtedness or the security interest is released in writing by Bank.

9. Debtor shall be obligated to request the release, reassignment or return of Collateral after the payment in full of all existing obligations. Bank shall be under no duty or obligation to release, reassign or return any Collateral except upon the express written request of Debtor and then only where all of Debtor's obligations hereunder have been paid in full.

10. If more than one Debtor executes this Agreement, the obligations hereunder are joint and several. All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require. Any married person who signs this Agreement expressly agrees that recourse may be had against his/her separate property for all of his/her obligations to Bank.

11. This Agreement shall inure to the benefit of and bind Bank, its successors and assigns and each of the undersigned, their respective heirs, executors, administrators and successors in interest. Upon transfer by Bank of any part of the obligations secured hereby, Bank shall be fully discharged from any liability with respect to Collateral transferred therewith.

12. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such or the remaining provisions of this Agreement.

The grant of a security interest in proceeds does not imply the right of Debtor to sell or dispose of any Collateral without the express consent in writing by Bank.

"Debtor"
Sparta, Inc., a Delaware corporation

By: /s/ Robert C. Sepucha
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    Robert C. Sepucha
    President/CEO

By: /s/ David E. Schreiman
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    David E. Schreiman
    Vice President and Chief Financial Officer